PRICING SUPPLEMENT NO. 9,    DATED: November 6,1995          RULE 424(b)(2)
to Prospectus Supplement Dated April 21, 1995            REGISTRATION STATEMENT
to Prospectus Dated April 21, 1995                           NO. 33-58405






                                    KEYCORP

                                 $17,500,000
                        [ ] SENIOR MEDIUM-TERM NOTES, SERIES C
                        [X] SUBORDINATED MEDIUM-TERM NOTES, SERIES B

[ ]     Floating Rate Notes                  [X]   6.86% Fixed Rate Notes
[X]     Book-Entry Notes                     [ ]   Certificated Notes



       Original Issue Date: November 7, 1995
       Maturity Date: November 7, 2005
       Issue Price: 100%
       Paying Agent: Society National Bank


 Option to Elect Redemption:            [ ]Yes    [X]No           Option to Extend Maturity:             [ ]Yes    [X]No
 --------------------------                                       -------------------------
 Redemption Date(s):                                              Extended Maturity Dates:
 Initial Redemption Percentage:                                   Notice of Extension Date(s):
 Annual Redemption Percentage Reduction:

Option to Elect Repayment:              [X]Yes    [ ]No           Specified Currency (not U.S. Dollars): [ ]Yes    [X]No
-------------------------                                         -------------------------------------
 (100% of principal amount only)                                  Authorized Denominations:
 Repayment Date(s): On coupon dates only commencing               Exchange Rate Agency:
 November 7, 2000 with 10 calendar days notification
 Repayment Price(s):  100%

 Repurchase Price (if any):                                       Optional Interest Rate Reset:          [ ]Yes    [X]No
 Amortization Schedule (if any):                                  Optional Interest Rate Reset Dates:    [ ]Yes    [X]No
 Sinking Fund Defeasance:               [ ]Yes    [X]No           Optional Extension of Maturity:        [ ]Yes    [X]No
 Covenant Defeasance:                   [ ]Yes    [X]No           Length of Extension Period:            [ ]Yes    [X]No


 Minimum Denominations:   [X]$1,000  [ ]Other _________



                             FIXED RATE NOTES ONLY
                             ---------------------

 Interest Computation Period: Semi-annual

 Interest Payment Dates: 7th day of November and May
 (or next New York business day), commencing on May 7, 1996

 Regular Record Dates if other than May 16 and November 16:
 October 23 and April 22 each year, commencing on April 22, 1996

                                                            FLOATING RATE NOTES ONLY
                                                            ------------------------

                                                                   BASE RATE:
                                                                   ---------
                                                 [ ] CD Rate                   [ ] Treasury Rate

                                                 [ ] Commercial Paper Rate     [ ] CMT Rate
                                                 [ ] Federal Funds Rate        [ ] COFI Rate
                                                 [ ] LIBOR                     [ ] Other (specify):________
                                                 [ ] Prime Rate


 Initial Interest Rate:                                     Total Amount of OID:
                                                            Yield to Maturity:
 Index Maturity:                                            Initial Accrual Period OID
                                                              and Designated Method:
 Spread (Plus or minus):                                    Interest Determination Date:
                                                            Interest Reset Period:
 Maximum Interest Rate:                                     Interest Reset Dates:
                                                            Interest Payment Dates:
 Minimum Interest Rate:                                     Calculation Date:
                                                            Spread Multiplier:
 Calculation Agent:                                         Telerate Page:
                                                            Other Terms (if any):





 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
AGENT:            __X___ Salomon Brothers Inc                       Agent's Discount or Commission:  -0-
-----
                  ______ CS First Boston Corporation                Trade Date: November 2, 1995
                  ______ Goldman, Sachs & Co                        Proceeds to KeyCorp: $17,500,000
                  ______J.P. Morgan Securities Inc.


______ Acting as Agent     ______ Agent is acting as Agent for the sale of
                           Notes by KeyCorp at a price of ____%
                           of the principal amount

__X__ Acting as Principal  __X___ Agent is purchasing Notes from KeyCorp as
                           Principal for resale to investors and other purchasers at:

                          ______ a fixed public offering price of______% of the Principal amount
                          ___X__ varying prices related to prevailing market prices at the time of resale to be determined by such Agent







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